Exhibit 99.2

Immediate Release

Mikros Systems Corporation Webcast Scheduled for Today, Monday, April 19, at 10:00am Eastern Time

Princeton, NJ /PRNewswire-FirstCall/ April 19, 2010  – Mikros Systems Corporation (OTCBB: MKRS) will host today, Monday, April 19, 2010, an audio webcast for members of the investment community to review its 2009 financial results and related matters, at 10:00 a.m. Eastern Time (3:00 p.m. GMT). Thomas J. Meaney, President of the Company, will host the webcast.

Interested parties can access the webcast by calling  (877) 312-5415 or accessing the following URL:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=79827&CompanyID=ABEA-4IA7CN&e=1&mediaKey=362B21947983FB924102BEEE2987DC23

Additional information regarding the Company’s 2009 financial results may be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the U.S. Securities and Exchange Commission.  The Form 10-K may be accessed at www.sec.gov or at the Company's website at www.mikrossystems.com.

Important Information about Forward-Looking Statements:  All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates," "believes," "could," "expects," "intends," "may," "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, changes in business conditions, changes in our sales strategy and product development plans, changes in the marketplace, decline in or a redirection of the U.S. defense budget, continued services of our executive management team, our limited marketing experience, competition between us and other companies seeking SBIR grants, competitive pricing pressures, market acceptance of our products under development, delays in the development of products, statements of assumption underlying any of the foregoing, and other factors disclosed in our annual report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date hereof.

About Mikros

Mikros Systems Corporation is an advanced technology company specializing in the research and development of electronic systems technology primarily for military applications.  Classified by the U.S. Department of Defense as a small business, its capabilities include technology management, electronic systems engineering and integration, radar systems engineering, combat/command, control, communications, computers and intelligence systems engineering, and communications engineering.  Mikros’ primary business is to pursue and obtain contracts from the Department of Homeland Security, U.S. Navy, and other governmental authorities.  For more information on Mikros visit: www.mikrossystems.com

Source: Mikros Systems Corporation

CONTACT:  Thomas J. Meaney - (609) 987-1513

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